Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 3 in Registration Statement No. 333-241665 on Form S-3 of our reports dated March 16, 2022, relating to the financial statements of Athenex, Inc. (the “Company”), and the effectiveness of the Company’s internal controls over financial reporting, appearing in the Annual Report on Form 10-K of the Company filed on March 16, 2022, for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP

Williamsville, New York

May 19, 2022